EXHIBIT 10.1

AMENDMENT NO. 1 TO
EXECUTIVE EMPLOYMENT AGREEMENT

Amendment No. 1 to the Executive Employment Agreement, dated as of February 23, 2015, by and between Tiptree Asset Management Company, LLC, a Delaware limited liability company (“Employer”), and Jonathan Ilany, an individual (“Executive”).

WHEREAS, the Company and the Executive have entered into an Executive Employment and Non-Competition Agreement, dated as of October 1, 2014 (the “Original Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Original Agreement in order to reflect a title change of the Executive and to provide for the continued service of the Executive.

NOW, THEREFORE, in consideration of such employment and the mutual covenants and promises contained herein and in the Original Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

Section 1. Amendment. The parties hereby amend the Original Agreement as follows:

(a)    Section 2.1(d) is hereby deleted and replaced in its entirety with “Reserved.”

(b)    Section 3.1(a) is hereby deleted and replaced in its entirety with “(a) Employer hereby employs Executive, and Executive hereby accepts employment by Employer, in the position of Co-Chief Executive Officer of Tiptree and Operating Company, upon the terms and conditions set forth in this Agreement.”

(c)    Section 3.1(b) is hereby deleted and replaced in its entirety with “Executive shall report to the Executive Chairman.”

(d)    Section 3.3(e) is hereby amended to delete the reference to "Chief Executive Officer" and replace it with “Executive Chairman.”

(e)    Section 3.3(f) is hereby amended to delete the reference to “$10,000” and replace it with "$100,000”.

(f)    The second sentence of Section 5.2 is hereby deleted and replaced in its entirety with “Executive agrees that should he be unable to perform, or be deemed unable to perform, the material and essential functions and responsibilities of his position as set forth in this Agreement for more than thirty (30) consecutive days, Employer may designate another person to serve the function of head of Mortgage Finance and Asset Management of Tiptree until Executive is able to return to work, unless Executive meets the definition of “Disability” as set forth in the first sentence of this Section 5.2, in which case the Employment Period, the Basic Compensation under Section 4.1, the Incentive Compensation under Section 4.2, and any and all other rights of Executive under this Agreement or otherwise as an employee of Employer or as a director on the Board of Directors shall terminate immediately upon notice from either party to the other.”

(g)    Section 6.2(a)(iv) is hereby amended to delete the reference to “Executive Vice President, Head of Mortgage Finance and Asset Management” and replace it with “Co-Chief Executive Officer”.

(h)    Section 8.7 is hereby amended to provide that notices to the Employer shall be delivered to Michael Barnes, Executive Chairman, at the address set forth in the Original Agreement.

Section 2. Entire Agreement. All other terms and provisions of the Original Agreement not in conflict with this Amendment shall remain unchanged and in effect. The Original Agreement as amended hereby contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements among the parties. To the extent not in conflict with this Amendment, the terms and provisions of the Original Agreement, including Section 8.9 thereof, shall apply to this Amendment.

Section 3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and shall have the same effect as if the signatures hereto and thereto were on the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

TIPTREE ASSET MANAGEMENT COMPANY, LLC

By:     /s/ Michael Barnes ___________
Name:     Michael Barnes
Title:     Executive Chairman

EXECUTIVE:

/s/ Jonathan Ilany__________________
JONATHAN ILANY

Acknowledged and Agreed:

TIPTREE FINANCIAL INC.

By: /s/ Michael Barnes _______
Name: Michael Barnes
Title: Executive Chairman

TIPTREE OPERATING COMPANY, LLC

By: /s/ Michael Barnes _________
Name: Michael Barnes
Title: Executive Chairman